EXHIBIT 99.1


                         IMPORTANT NOTICE CONCERNING THE
                   BENEFICIAL MUTUAL SAVINGS BANK 401(K) PLAN
                       AND YOUR ABILITY TO TRADE SHARES OF
                   BENEFICIAL MUTUAL BANCORP, INC. SECURITIES

                                  MAY 23, 2008

This notice is being sent to all executive officers and directors of Beneficial Mutual Bancorp, Inc. in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Commission Regulation BTR.

This is to inform you that the Beneficial Insurance Services, LLC 401(k) Plan and the Beneficial Mutual Savings Bank Employee Stock Ownership Plan will be merging with and into the Beneficial Mutual Savings Bank 401(k) Plan (the "401(k) Plan").

As part of this transition, 401(k) Plan participants temporarily will be unable to direct or diversify the assets held in their 401(k) Plan accounts, including shares of Beneficial Mutual Bancorp, Inc. common stock. This period, during which participants will be unable to exercise these rights otherwise available under the 401(k) Plan, is called a "blackout period."

DURING THE BLACKOUT PERIOD, YOU MAY NOT DIRECTLY OR INDIRECTLY PURCHASE, SELL OR OTHERWISE ACQUIRE OR TRANSFER ANY EQUITY SECURITY OF BENEFICIAL MUTUAL BANCORP, INC. ACQUIRED IN CONNECTION WITH YOUR SERVICE OR EMPLOYMENT AS A DIRECTOR OR EXECUTIVE OFFICER OF BENEFICIAL MUTUAL BANCORP, INC. ALTHOUGH YOU ARE PERMITTED TO ENGAGE IN TRANSACTIONS INVOLVING EQUITY SECURITIES THAT WERE NOT ACQUIRED IN CONNECTION WITH YOUR SERVICE OR EMPLOYMENT AS A DIRECTOR OR EXECUTIVE OFFICER, THERE IS A PRESUMPTION THAT ANY SUCH TRANSACTIONS ARE PROHIBITED UNLESS YOU CAN IDENTIFY THE SOURCE OF THE SHARES AND SHOW THAT YOU USED THE SAME IDENTIFICATION FOR ALL RELATED PURPOSES, SUCH AS TAX REPORTING AND DISCLOSURE REQUIREMENTS.

THE BLACKOUT PERIOD WILL BEGIN ON JUNE 24, 2008 AND END ON JULY 1, 2008.

IN ADDITION TO THIS SARBANES-OXLEY BLACKOUT PERIOD, PLEASE REMEMBER THAT BENEFICIAL MUTUAL BANCORP, INC. OBSERVES REGULARLY SCHEDULED BLACKOUT PERIODS THAT RESTRICT YOUR ABILITY TO TRADE IN BENEFICIAL MUTUAL BANCORP, INC. COMMON STOCK.

If you have any questions concerning this notice, please contact:

         Mr. Joseph F. Conners
         Executive Vice President and Chief Financial Officer
         Beneficial Bank
         510 Walnut Street
         Philadelphia, Pennsylvania 19106
         (215) 864-6000
         jconners@thebeneficial.com